Exhibit 32.1

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Manhattan Pharmaceuticals, Inc. hereby certifies that, to the best of their knowledge:

(a) the Annual Report on Form 10-K of Manhattan Pharmaceuticals, Inc. for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Manhattan Pharmaceuticals, Inc.

Dated: March 31, 2008	/s/ Douglas Abel
Douglas Abel
President and Chief Executive Officer

Dated: March 31, 2008	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Financial Officer